SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 2, 2002


                             HAWAIIAN AIRLINES, INC.
               (Exact name of registrant as specified in charter)


              HAWAII                 1-8836                   99-0042880
         (State or other     (Commission file number)       (IRS Employer
         jurisdiction of                                identification number)
         incorporation)

             3375 KOAPAKA ST., SUITE G350            96819-1869
                   HONOLULU, HAWAII                  (Zip code)
       (Address of principal executive offices)

       Registrant's telephone number, including area code: (808) 835-3700


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ITEM 5.  OTHER EVENTS

         On May 2, 2002, Hawaiian Airlines, Inc. ("HAWAIIAN") entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") among Hawaiian, Hawaiian Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Hawaiian ("HAWAIIAN HOLDINGS"), and HA Sub Inc., a Hawaii corporation and a wholly owned subsidiary of Hawaiian Holdings, ("HA SUB"), pursuant to which Hawaiian will reorganize itself into a holding company structure whereby HA Sub will merge with and into Hawaiian, with Hawaiian as the surviving corporation, and Hawaiian will become a subsidiary of Hawaiian Holdings, which will be the new public company (the "RESTRUCTURING").

         Pursuant to the Restructuring, INTER ALIA, (a) each share of Common Stock, par value $.01 per share, of Hawaiian, together with the preferred stock purchase rights associated with such shares ("HAWAIIAN COMMON STOCK") (other than the shares held by the surviving partner of AIP (as defined below) as part of the AIP Restructuring (as defined below)), and each share of each series of Special Preferred Stock, par value $.01 per share, of Hawaiian ("HAWAIIAN SPECIAL PREFERRED STOCK") will convert into the right to receive one share of Common Stock, par value $.01 per share, of Hawaiian Holdings ("HAWAIIAN HOLDINGS COMMON STOCK"); (b) each of the outstanding options to acquire shares of Hawaiian Common Stock will become options to acquire, on substantially the same terms and conditions as before the Restructuring, an identical number of shares of Hawaiian Holdings Common Stock; and (c) each employee of Hawaiian eligible to receive an allocation of shares of Hawaiian Common Stock pursuant to the Hawaiian Airlines, Inc. Pilots' 401(k) Plan with the Air Line Pilots Association, International, will become eligible to receive, on the same terms and conditions as before the Restructuring, an allocation of an identical number of shares of Hawaiian Holdings Common Stock. Immediately after the Restructuring, Hawaiian Holdings will issue the same number of shares of Hawaiian Holdings Special Preferred Stock, par value $.01 per share of Hawaiian Holdings, with substantially the same rights, preferences and privileges as the Hawaiian Special Preferred Stock ("HAWAIIAN HOLDINGS SPECIAL PREFERRED STOCK"), to each former holder of Hawaiian Special Preferred Stock as such holder owns of Hawaiian Special Preferred Stock immediately prior to the Restructuring. After the Restructuring, each holder of Hawaiian Common Stock and Hawaiian Special Preferred Stock will own the same number and percentage of shares of Hawaiian Holdings Common Stock as such holder owns of Hawaiian Common Stock immediately prior to the Restructuring. The management and business of Hawaiian Holdings will be the same management and business of Hawaiian before the Restructuring. The Restructuring (together with the AIP Restructuring) is expected to be a tax-free transaction to the shareholders of Hawaiian. After the consummation of the Restructuring, the shares of Hawaiian Holdings Common Stock are expected to trade under the ticker symbol "HA" on the American Stock Exchange and the Pacific Exchange.

         In connection with the Restructuring, Airline Investors Partnership, L.P., a Delaware limited partnership and the majority shareholder of Hawaiian ("AIP"), will be restructured into a Delaware limited liability company called AIP LLC. As part of this restructuring, Hawaiian Holdings will acquire and own, indirectly through a subsidiary, all of the shares of Hawaiian Common Stock that were previously held by AIP through a merger of such subsidiary and the surviving partner of AIP (the "AIP Restructuring"). In exchange therefor,

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AIP LLC will receive a number of shares of Hawaiian Holdings Common Stock equal to the number of shares that AIP owns of Hawaiian Common Stock immediately prior to the Restructuring.

         The consummation of the Restructuring requires, among other things, the approval of the affirmative vote of 75% of the outstanding shares of Hawaiian Common Stock and Hawaiian Special Preferred Stock, voting as a single voting group, and a majority of the outstanding shares of Hawaiian Special Preferred Stock represented at the annual meeting of Hawaiian shareholders.

         A copy of the Merger Agreement and the news release of Hawaiian are filed herewith as an exhibit, and each is incorporated herein by reference thereto. The summary of the Restructuring as noted above is qualified in its entirety by reference to the Merger Agreement. All investors are encouraged to read carefully the Merger Agreement and the news release in their entirety.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)      Exhibits


   EXHIBIT         DESCRIPTION
   -------         -----------
     2.1           Agreement and Plan of Merger, dated as of May 2, 2002, by
                   and among Hawaiian Airlines, Inc., a Hawaii corporation, Hawaiian Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Hawaiian Airlines, Inc., and HA Sub
                   Inc., a Hawaii corporation and a wholly owned subsidiary of Hawaiian Holdings, Inc.

    99.1           Text of News Release, dated May 2, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     HAWAIIAN AIRLINES, INC.


Date:  May 2, 2002
                                     By: /S/ CHRISTINE R. DEISTER
                                         -----------------------------------
                                          Name:  Christine R. Deister
                                          Title: Executive Vice President and
                                                 Chief Financial Officer




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                                  EXHIBIT INDEX


   EXHIBIT         DESCRIPTION
   -------         -----------
     2.1           Agreement and Plan of Merger, dated as of May 2, 2002, by
                   and among Hawaiian Airlines, Inc., a Hawaii corporation, Hawaiian Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Hawaiian Airlines, Inc., and HA Sub
                   Inc., a Hawaii corporation and a wholly owned subsidiary of Hawaiian Holdings, Inc.

    99.1           Text of News Release, dated May 2, 2002.